EXHIBIT 10.1
FRANKLIN RESOURCES, INC.
1998 EMPLOYEE STOCK INVESTMENT PLAN
As Amended and Restated effective as of February 1, 2012
The following constitute the provisions of the 1998 Employee Stock Investment Plan of Franklin Resources, Inc.
1.Purpose. The purpose of the Plan is to provide Eligible Employees of the Company and its Designated Parents, Subsidiaries or Affiliates with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “Employee Stock Investment Plan” under Section 423 of the Code and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in the 423 Component in a manner consistent with the requirements of that section of the Code. Except as otherwise indicated or determined by the Plan Administrator pursuant to the terms hereof, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.Definitions. As used herein, the following definitions shall apply:

(a)“Affiliate” shall mean any corporation or other entity affiliated with the Company or in which the Company has an interest.

(b)“Applicable Laws” means the legal requirements relating to the administration of employee stock investment plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c)“Board” means the Board of Directors of the Company.

(d)“Code” means the Internal Revenue Code of 1986, as amended.

(e)“Common Stock” means the common stock of the Company.

(f)“Company” means Franklin Resources, Inc., a Delaware corporation.

(g)“Compensation” means an Eligible Employee's base salary including paid time off and overtime (whether such amount is reflected by one amount or several separate components making up an aggregate amount) and commissions from the Company or one or more Designated Parents, Subsidiaries or Affiliates, including such amounts of base salary and commissions as are deferred by the Eligible Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include bonuses, restricted stock awards, other annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, profit sharing or other employer matching contributions (other than employee deferral contributions described in the first sentence) made on the Eligible Employee's behalf by the Company or one (1) or more Designated Parents, Subsidiaries or Affiliates under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(h)“Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(1)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(2)the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with complete liquidation or dissolution of the Company; or

(3)any reverse merger in which the Company is the surviving entity, but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(i)“Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Plan Administrator from time to time as eligible to participate in the 423 Component.

(j)“Designated Affiliate” shall mean any Affiliate selected by the Plan Administrator as eligible to participate in the Non-423 Component.

(k)“Eligible Employee” means any individual, including an officer or director, who is (i) an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code or (ii) treated as an active employee in the records of any Designated Affiliate other than an individual who, as of the commencement of a Purchase Period, resides in a country that has been specifically excluded from participation in the Non-423 Component at the discretion of the Plan Administrator. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on a Leave of Absence. Where the period of leave exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three (3) months and one (1) day of such leave for purposes of determining eligibility to participate in the Plan. Unless otherwise determined by the Plan Administrator, the employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment from one Designated Parent, Designated Subsidiary or Designated Affiliate to another, provided, however, that to be eligible to participate in the 423 Component, the Participant must be employed by a Designated Parent or Designated Subsidiary on the commencement of a Purchase Period and through a date that is at least three (3) months prior to the Exercise Date. The Plan Administrator may in its discretion establish rules to govern other such transfers consistent with the applicable requirements of Section 423 of the Code.

(l)“Enrollment Date” means the first day of each Purchase Period.

(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)“Exercise Date” means the last day of each Purchase Period.

(o)“Fair Market Value” means, as of any date, the closing price of the Common Stock on the New York Stock Exchange Composite Tape on such date. In the event such date is not a Market Trading Day, then such closing price for the next Market Trading Day immediately following such date shall be used.

(p)“Leave of Absence” means the following types of unpaid or reduced pay leaves of absence authorized by the Participant's employer: pregnancy leave and/or parental leave, bereavement leave, compassionate care leave, family responsibility or family medical leave, emergency leave, sick or medical leave, or any other similar leave of absence as approved by the Company.

(q)“Market Trading Day” means a day on which the New York Stock Exchange is open for trading and the Company's Common Stock was traded on such date.

(r) “Offering” means an offer under the Plan of an option that may be exercised during a Purchase Period as further described in Section 4. Unless otherwise specified by the Plan Administrator, each Offering to the Eligible Employees of the Company, a Designated Subsidiary or a Designated Affiliate shall be deemed a separate Offering (the terms of which Offering under the Non-423 Component need not be identical), even if the dates and other terms of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(s)“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t)“Participant” means an Eligible Employee of the Company or Designated Parent or Subsidiary or Designated Affiliate who has completed a subscription agreement as set forth in Section 5(a) and is thereby enrolled in the Plan.

(u)“Plan” means this 1998 Employee Stock Investment Plan, as amended and restated.

(v)“Plan Administrator” means, separately and not jointly, the Board, the Compensation Committee of the Board, and the duly appointed executive officers of the Company, each of whom shall have the authority to administer the Plan as set forth herein.

(w) “Purchase Period” means a purchase period established pursuant to Section 4 hereof.

(x)“Purchase Price” shall mean an amount equal to Eighty-Five Percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(y)“Reserves” means, as of any date, the sum of (1) the number of shares of Common Stock covered by each then outstanding option under the Plan which has not yet been exercised and (2) the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding option.

(z)“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Eligibility.

(a)General. Any individual who is an Eligible Employee for the ten (10) business day period prior to and including a given Enrollment Date shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date. No individual who is not an Eligible Employee shall be eligible to participate in the Plan.

(b)Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Eligible Employee (taking into account stock owned by any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits the Eligible Employee's rights to purchase stock under all employee stock investment plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder. Notwithstanding the foregoing, the Plan Administrator may waive the limits set forth in this Section 3(b) with respect to any Offering under the Non‑423 Component if necessary, in the Plan Administrator's discretion, to comply with Applicable Laws.

(c)Other Limits on Eligibility. Notwithstanding subsection (a) above, Eligible Employees who are subject to rules or laws of a foreign jurisdiction (x) that prohibit the participation of such Eligible Employees in the Plan, or (y) in the case of the 423 Component, compliance with which would cause the Plan to be in violation of any requirement of Section 423 of the Code or the regulations thereunder, shall not be eligible to participate in the Plan for any relevant Purchase Period. Further, in the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan if the Plan Administrator has determined that participation of such Eligible Employees is not advisable or practicable.

4.Purchase Periods.

(a)The Plan shall be implemented through separate Offerings and overlapping or consecutive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The Plan Administrator shall designate, in its discretion, whether each Offering falls under the 423 Component or the Non‑423 Component. As of February 1, 2012, the Plan shall be implemented through consecutive Purchase Periods of six (6) months' duration commencing on each February 1 and August 1 and concluding on each July 31 and January 31, respectively. The Plan Administrator shall have the authority to change the length and commencement date of any Purchase Period. Notwithstanding the foregoing, in the event the Company determines it is inadvisable to issue and/or purchase shares of Common Stock under the Plan as of any Exercise Date, issuances and/or purchases under the Plan shall be delayed until a date specified by the Plan Administrator.

(b)A Participant shall be granted a separate option for each Purchase Period in which he or she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised on the Exercise Date for the Purchase Period.

(c)Except as specifically provided herein, the acquisition of Common Stock through participation in the

Plan for any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

5.Participation.

(a)Subject to Section 3, an Eligible Employee may become a Participant in the Plan by completing a subscription agreement, in a form designated by the Plan Administrator from time to time, whether in hard copy or in electronic form, authorizing payroll deductions (where permitted) and submitting it with the designated payroll office of the Company (where required) prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Plan Administrator for all Eligible Employees who may participate in a given Offering. In the event an Eligible Employee is on a Leave of Absence, such Eligible Employee may participate in the Plan by making direct contributions to the Plan in the form and manner as authorized by the Plan Administrator.

(b)Subject to the provisions of Section 6(b), payroll deductions for a Participant shall commence with the first payroll period following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in Section 10. A Participant who is on a Leave of Absence may make direct contributions to the Plan in the form and manner as authorized by the Plan Administrator.

6.Payroll Deductions.

(a)Subject to the provisions of Section 6(b), at the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made during the Purchase Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Purchase Period. Subject to Section 6(c), if a Participant has been participating in the Plan prior to taking a Leave of Absence, any direct contributions to the Plan made by such Participant during a Leave of Absence together with any payroll deductions continuing during such Leave of Absence shall in combination be at the same rate as in effect prior to such Leave of Absence. A Participant may commence participation in the Plan even if on a Leave of Absence by filing a subscription agreement as provided in this Section 6(a) and by making direct contributions, along with any payroll deductions which, either individually or together, as the case may be, total between one percent (1%) and ten percent (10%) of the Compensation which such Participant received immediately preceding the commencement of such Leave of Absence.

(b)A Participant may not make any additional payments into such Participant's account under the Plan except as provided above for a Participant on a Leave of Absence and except as may be required to comply with the laws of certain non-U.S. jurisdictions where payroll deductions may be prohibited by law or to conform to local practice in such non-U.S. jurisdictions. All payroll deductions made for a Participant (and/or any direct contributions, as permitted under the Plan) shall be credited to such Participant's account under the Plan and will be withheld in whole percentages only.

(c)A Participant may discontinue participation in the Plan as provided in Section 10, or may decrease the rate of payroll deductions (and/or direct contributions, if applicable), during the Purchase Period by completing and filing with the Company a new subscription agreement authorizing a decrease in the payroll deduction rate (and/or rate of direct contribution, if applicable). The decrease in rate shall be effective with the first full payroll period commencing fifteen (15) days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant may increase the rate of payroll deductions (and/or direct contributions, if applicable), for a future Purchase Period by filing with the Company a new subscription agreement authorizing an increase in the payroll deduction rate within fifteen (15) days (unless the Company elects to process a given change in participation more quickly) before the commencement of the upcoming Purchase Period. A Participant's subscription agreement shall remain in effect for successive Purchase Periods unless terminated as provided in Section 10. The Plan Administrator shall be authorized to limit the number of payroll deduction rate changes during any Purchase Period.

(d)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions (and/or direct contributions for a Participant on a Leave of Absence or in non-U.S. jurisdictions, as applicable and as provided in Sections 6(a) and (b) hereof) shall be decreased to 0%. Payroll deductions (and/or direct contributions, if applicable) shall recommence at the rate provided in such Participant's subscription agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code (in the case of participation in the 423 Component) and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10.

(e)At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's or its Parent's, Subsidiary's, or Affiliate's federal, state, or any other tax liability payable to any authority, national insurance, social security, payment on account or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Parent, Subsidiary or Affiliate, as applicable, may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company or its Parent, Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Parent, Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or its Parent, Subsidiary or Affiliate, as applicable, may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or employ any other method of withholding the Company or its Parent, Subsidiary or Affiliate, as applicable, deems appropriate.

7.Grant of Option. On the Enrollment Date, each Participant in an Offering shall be granted an option to purchase on the Exercise Date of the applicable Purchase Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Participant's payroll deductions (and/or direct contributions, if applicable) accumulated prior to such Exercise Date by the applicable Purchase Price; provided (i) that such option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 hereof, and (ii) the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Purchase Period shall be two thousand (2,000) shares, subject to adjustment as provided in Section 18 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Purchase Period with respect to which such option was granted. Notwithstanding the foregoing, shares subject to the option may only be purchased with accumulated payroll deductions (and/or any direct contributions, as permitted under the Plan) credited to a Participant's account in accordance with Section 6 of the Plan. In addition, to the extent an option is not exercised on each Purchase Date, the option shall lapse and thereafter cease to be exercisable.

8.Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10 below, such Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of shares (including fractional shares) subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions (and direct contributions) in such Participant's account. The Plan Administrator shall be authorized to establish procedures for the handling of fractional shares, including the distribution of cash in lieu thereof. Notwithstanding the foregoing, any amount remaining in a Participant's account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, above, shall be returned to the Participant and shall not be carried over to the next Purchase Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

9.Delivery. The shares purchased under the Plan will be delivered in uncertificated form by way of an electronic transfer to the individual account of a Participant. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of the Participant's option.

10.Withdrawal; Termination of Employment.

(a)A Participant (i) may withdraw all, but not less than all of the payroll deductions (and/or direct contributions, if applicable) credited to such Participant's account and not yet used to exercise such Participant's option under the Plan at any time or (ii) terminate future payroll deductions(and/or direct contributions, if applicable), but allow accumulated payroll deductions (and/or direct contributions, if applicable) to be used to exercise the Participant's option under the Plan at any time by giving at least fifteen (15) days prior written notice to the Company (subject to any shorter period as may be required under Applicable Laws), in a form designated by the Plan Administrator from time to time, whether in hard copy or electronic form. If the Participant elects withdrawal alternative (i) described above, all of the Participant's payroll deductions (and/or direct contributions, if applicable) credited to the Participant's account will be paid to such Participant as promptly as practicable after receipt of the notice of withdrawal, such Participant's option for the Purchase Period will be automatically terminated, and no further payroll deductions (and/or direct contributions, if applicable) for the purchase of shares will be made during the Purchase Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions (and/or direct contributions, if applicable) for the purchase of shares will be made during the Purchase Period, all of the Participant's payroll deductions (and/or direct contributions, if applicable) credited to the Participant's account will be applied to the exercise of the Participant's option on the Exercise Date (subject to Sections 3(b), 6, 7 and 12) and after such Exercise Date, such Participant's option for the Purchase Period will be automatically terminated and all remaining accumulated payroll deduction amounts (and/or direct contributions, if applicable) shall be returned to the Participant. If a Participant withdraws from a Purchase Period, payroll deductions (and/or direct contributions, if applicable) will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers a new subscription agreement to the Company.

(b)Upon a Participant's ceasing to be an Eligible Employee for any reason or upon termination of a Participant's employment relationship (as described in Section 2(k)), the payroll deductions (and/or direct contributions, if applicable) credited to such Participant's account during the Purchase Period, but not yet used to purchase shares will be returned to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 14, and such Participant's option will be automatically terminated.

11.Interest. No interest shall accrue on the payroll deductions (and/or direct contributions, if applicable) credited to a Participant's account under the Plan. Notwithstanding the foregoing, if the Plan Administrator determines that interest is required to be accrued on the payroll deductions or contributions for Participants in the Non-423 Component or any separate Offering under the 423 Component, then the Plan Administrator shall cause such interest to accrue to the extent required by applicable non-U.S. requirements.

12.Stock.

(a)The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be eight million (8,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. For avoidance of doubt, such maximum number of shares may be used to satisfy exercises of options under the 423 Component or the Non-423 Component, or both. With respect to any amendment to increase the total number of shares of Common Stock under the Plan, the Plan Administrator shall have discretion to disallow the purchase of any increased shares of Common Stock for the Purchase Period in existence prior to such increase. If the Plan Administrator determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the Enrollment Date of the Purchase Period in which such Exercise Date is to occur, the Plan Administrator may make a pro rata allocation of the shares remaining available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offerings then in effect or terminate any one or more Offerings then in effect pursuant to Section 19, below. Any amount remaining in a Participant's payroll account following such pro rata allocation shall be returned to the Participant and shall not be carried over to any future Purchase Period, as determined by the Plan Administrator.

(b)A Participant will have no interest or voting right in shares covered by the Participant's option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c)Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

13.Administration. The Plan shall be administered by the Plan Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, including whether Participants shall participate in the 423 Component or the Non-423 Component and which entities shall be Designated Subsidiaries or Designated Affiliates. Every finding, decision and determination made by the Plan Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons. Notwithstanding any provision to the contrary in this Plan, the Plan Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules, procedures and subplans, which for purposes of the Non-423 Component may be outside the scope of Section 423 of the Code, regarding, but not limited to, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.

14.Designation of Beneficiary.

(a)Subject to any alternative rules promulgated by the Plan Administrator pursuant to Section 13, each Participant will file a written or electronic designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death.

(b)Such designation of beneficiary may be changed by the Participant (and the Participant's spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Plan Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Plan Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Plan Administrator, then to the heirs at law of the Participant determined in accordance with applicable law. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of death of a Participant residing outside the U.S., any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

15.Transferability. No payroll deductions (and/or direct contributions, if applicable) credited to a Participant's account, options granted hereunder, or any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant, nor shall it be subject to attachment or other legal process of whatever nature. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may, in its sole discretion, treat such act as an election to withdraw funds from a Purchase Period in accordance with Section 10; provided, however, that the shares purchased under the Plan may also be delivered in uncertificated form by way of an electronic transfer to the individual account of Participant.

16.Use of Funds. All payroll deductions (and/or direct contributions, if applicable) received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants, except for payroll deductions (and/or direct contributions, if applicable) made to a Non-423 Component Offering or a separate Offering under the 423 Component where, as determined by the Plan Administrator, non-U.S. law requires segregation of such amounts. Except as required by applicable local law, all payroll deductions (and/or direct contributions, if applicable) received or held by the Company may be subject to the claims of the Company's general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Plan Administrator, the Company or any Designated Parent, Subsidiary or Affiliate and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company or a Designated Parent, Subsidiary or Affiliate. The Participants shall have no claim against the Company or any Designated Parent, Subsidiary or Affiliate for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan. Notwithstanding the other provisions of this Section 16, Participants in the Non-423 Component or a separate Offering under the 423 Component may have additional rights where required under local law, as determined by the Plan Administrator in its discretion.

17.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions (and/or direct contributions, if applicable), the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Purchase Period, as well as any other terms that the Plan Administrator determines require adjustment shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, shall be made by the Plan Administrator and its determination shall be final, binding and conclusive. Except as the Plan Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

(b)Corporate Transactions. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Purchase Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Plan Administrator shortens the Purchase Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Plan Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that either:

(1)the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Purchase Period as provided in Section 10; or

(2)the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the excess, if any, of (i) the Fair Market Value of the shares subject to the option over (ii) the Purchase Price due had the Participant's option been exercised automatically under Subsection (b)(1) above. In addition, all remaining accumulated payroll deduction (and/or direct contributions, if applicable) amounts shall be returned to the Participant.

(c)For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Plan Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

19.Amendment or Termination.

(a)The Board or a Committee of the Board that is responsible for the administration of the Plan may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, this Section 19 and Section 26, no such termination can adversely affect options previously granted, provided that the Plan or any one or more Offerings may be terminated by the Plan Administrator on any Exercise Date or by the Plan Administrator establishing a new Exercise Date with respect to any Offering then in progress if the Plan Administrator determines that the termination of the Plan or such one or more Offerings is in the best interests of the Company and its stockholders. Except as provided in Section 18, this Section 19 and Section 26, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b)Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Purchase Periods, determine the length of any future Purchase Period, determine whether future Purchase Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, amend an outstanding option if, in the Plan Administrator's discretion, it determines that such amendment is necessary or advisable to comply with Applicable Laws and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 (with respect to the 423 Component) and other Applicable Laws.

(c)On December 13, 2006, the Board approved an amendment and restatement of the Plan to (i) increase the maximum number of shares available for sale or as a matching grant under the Plan to eight million (8,000,000) shares, (ii) extend the term of the Plan to January 31, 2018, and (iii) remove, for Purchase Periods occurring on and after the date the Board approved such amendment and restatement, the provision that an Eligible Employee will not be eligible to participate in the Plan for any relevant Purchase Period if such Eligible Employee's customary employment is less than 20 hours per week. The increase in the maximum number of shares available under the Plan required the approval of the Company's stockholders, which was obtained on January 25, 2007. On June 19, 2007, the Plan was amended to allow direct contributions to the Plan for Participants on Leaves of Absence. On July 9, 2007, the Plan was amended to (A) provide that the term “Accrual Period” shall refer to a “Purchase Period” effective for Purchase Periods commencing on and after August 1, 2007; and (B) provide that the duration of Purchase Periods commencing on and after August 1, 2007 shall be shortened from twenty-four (24) months to six (6) months. The 2007 Plan amendments do not require the approval of the Company's stockholders. On June 17, 2008, the Plan was amended to change the definition of “Purchase Price” so that it referred to an amount equal to 85% (rather than 90%) of the Fair Market Value of a share of Common Stock, and to eliminate the provision regarding Company discretionary matching grants under the

Plan for Purchase Periods commencing on or after August 1, 2008. The June 2008 amendments do not require the approval of the Company's stockholders. On October 12, 2009, the Plan was amended, effective as of February 1, 2010 (such amendments not subject to stockholder approval) to (A) bring the Plan in to compliance with proposed changes to the regulations promulgated under Section 423 of the Code, (B) modify the definitions of “Exercise Date” and “Purchase Price” to clarify treatment in the event a Purchase Period ends on a date other than a Market Trading Day, and (C) make certain other clarifying and administrative changes. On October 17, 2011, the Plan was amended to update the definition of “Fair Market Value” to better correspond to the previously modified definitions of “Exercise Date” and “Purchase Price.” Such amendments did not require stockholder approval. On December 15, 2011, the Plan was amended and restated, effective as of February 1, 2012, to add a Plan component not subject to Section 423 of the Code, to add the capacity for separate Offerings, to adjust the operation of Purchase Periods, and to effect certain other updates to the Plan's terms. Such amendments did not require stockholder approval.

20.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

21.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable.

22.Term of Plan. The Plan became effective upon January 1, 1998. It shall continue in effect until January 31, 2018 unless sooner terminated under Section 19.

23.No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent, Subsidiary or Affiliate, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time.

24.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent, Subsidiary or Affiliate, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent, Subsidiary or Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

25.Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

26.Code Section 409A. The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Plan Administrator may amend the terms of an outstanding option granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Plan Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto.

27.Tax-Qualification. Although the Company may endeavor to (a) qualify an option for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 26. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

28.Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.